UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 2, 2018

Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY

(Exact name of registrant as specified in its charter)

Oregon	1-15973	93-0256722
(State or other jurisdiction of incorporation or organization)	Commission File No.	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

New Credit Facility

On October 2, 2018, Northwest Natural Gas Company (the “Company” or “NW Natural”) entered into a credit agreement for unsecured revolving loans with JPMorgan Chase Bank, N.A., as administrative agent, and Bank of America, N.A., U.S. Bank National Association, and Wells Fargo Bank, National Association, as co-syndication agents (“Credit Agreement” or “Facility”). The aggregate amount of the Facility is $300,000,000, with an accordion feature whereby NW Natural may request increases in the aggregate commitment amount up to an additional $150,000,000. The Facility is expected to be used primarily as back-up support to NW Natural’s commercial paper borrowing program.

The Facility replaces the Company’s prior credit agreement, dated December 20, 2012, between the Company and the parties thereto, with JPMorgan Chase Bank, N.A. as administrative agent and U.S. Bank, National Association, and Wells Fargo Bank, National Association, as co-syndication agents, which was terminated upon the closing of the Facility. There were no outstanding balances on the prior credit agreement, and NW Natural will not incur any early termination penalties upon termination of the prior credit agreement.

The Facility will also permit the issuance of letters of credit in an aggregate amount up to $60,000,000 for the account of NW Natural. Any drawing on a letter of credit will be deemed an advance under the Facility and will bear interest at the rate applicable to Revolving Loans (as defined in the Credit Agreement). Swingline Loans (as defined) are also available under the Facility on a same day basis to NW Natural in an aggregate amount not exceeding $15,000,000 or the aggregate amount of the Facility when combined with all other amounts outstanding under the Facility. The Company must repay each Swingline Loans in full within five business days, and swing line loans may not be outstanding for more than ten business days in any calendar month.

The maturity dates for any individual borrowings (other than Swingline Loans) under the Facility would be October 2, 2023, subject to two, additional one-year extensions. NW Natural may prepay any ABR Loan (as defined), in a minimum amount of $1,000,000, without premium payment or penalty. NW Natural may prepay a Eurodollar Loan (as defined) but would have to pay breakage and other fees, if prepaid on a date that is other than the end of an interest period.

Under the terms of the Credit Agreement, NW Natural will pay arrangement fees, upfront fees, administrative agent fees and annual commitment fees but is not required to maintain compensating bank balances. The interest rates on borrowings under the Facility, if any, are based on the Company’s credit ratings and on then-current market interest rates.

The Facility requires that NW Natural maintain credit ratings with Standard & Poor’s (“S&P”) and Moody’s Investor Services (“Moody’s”) and that NW Natural notify the banks of any change in NW Natural’s Debt Rating (as defined) by such rating agencies. A change in NW Natural’s Debt Rating is not an event of default, nor is the maintenance of a specific minimum level of credit rating a condition to drawing upon the Facility. However, interest rates on any loans outstanding under the Facility are tied to credit ratings, which would increase or decrease the cost of any outstanding borrowings when ratings are changed.

Interest on any borrowing under the Facility, if any, is payable (a) with respect to any ABR Loan (other than a Swingline Loan), on the second business day of each of March, June, September and December and (b) with respect to any Eurodollar Loan, on the last day of the Interest Period (as defined) applicable to the Borrowing (as defined) for which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such borrowing is required to be repaid. All principal and unpaid interest under the Facility is due and payable on October 2, 2023, subject to two additional one-year extensions.

The Credit Agreement requires NW Natural to maintain a consolidated indebtedness to total capitalization ratio of 70 percent or less. Failure to comply with this covenant would entitle the banks to terminate their lending commitments and to accelerate the maturity of all amounts outstanding. NW Natural was in compliance with a similar covenant requiring the maintenance of an indebtedness to total capitalization ratio as of June 30, 2018.

Forward-Looking Statements

This report, and other presentations made by NW Natural from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, goals, strategies, assumptions, estimates, expectations, future events, investments, the likelihood, timing, and proceeds associated with any transaction, credit ratings, expenses, financial results, financial position, targeted capital structure, revenues and earnings, performance, timing or effects of future regulatory proceedings or future regulatory approvals, and other statements that are other than statements of historical facts.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A “Risk Factors,” and Part II, Item 7 and Item 7A “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosure about Market Risk” in the company’s most recent Annual Report on Form 10-K and in Part I, Items 2 and 3 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk,” and Part II, Item 1A, “Risk Factors,” in the company’s quarterly reports filed thereafter.

All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of the company, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

New factors emerge from time to time and it is not possible for the company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

See exhibit index below.

EXHIBIT INDEX

Exhibit	Description

4.1	Credit Agreement, dated as of October 2, 2018, among Northwest Natural Gas Company and the lenders party thereto, with JPMorgan Chase Bank, N.A. as administrative agent and Bank of America, N.A., U.S. Bank National Association, and Wells Fargo Bank, National Association, as co-syndication agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY (Registrant)

Dated: October 3, 2018	/s/ Frank H. Burkhartsmeyer
Senior Vice President and Chief Financial Officer

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